January 11, 2001

U.S. Securities and Exchange Commission
SEC Chief Accountant
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madame:

We are addressing this letter in connection with the filing of a Form 8-K to reflect our resignation as principal accountants for Travelnstore, Inc., in compliance with Item 304(a)(3) of Regulation S-B. We agree with the statements made by the Registrant in response to Item 304(a)(1) Regulation S-B as set forth in the attached Form 8-K.

Yours truly,


/s/ Farber & Hass, LLP